UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2016, Vapor Corp. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders, which meeting was adjourned to February 1, 2016. At the Special Meeting, the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock  at a ratio between 1-for-10 and 1-for-70, such ratio to be determined by the board of directors of the Company (the “Board”), to reduce the par value of the Company’s common stock from $0.001 to $0.0001 (the “Reverse Stock Split”), and to increase the number of authorized shares of the Company’s common stock from 500,000,000 shares, par value $0.001, to 5,000,000,000, par value $0.0001 (the “Authorized Share Increase”).

On February 1, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, which will effect the Authorized Share Increase immediately. The Board has the discretion to implement the Reverse Stock Split at any time prior to March 31, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, stockholders representing 8,435,095 (81.31%) shares of the Company’s issued and outstanding shares of common stock were present in person or by proxy, representing a quorum for the purposes of the Special Meeting. The matters voted on at the Special Meeting and the results of the votes were as follows:

1.	The stockholders approved an amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,687,706	708,153	39,236	—

2.	The stockholders approved an amendment to the Certificate of Incorporation to effect the Authorized Share Increase.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,258,156	396,506	29,517	2,750,916

3.	The stockholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event the stockholders did not approve the Reverse Stock Split and/or the Authorized Share Increase proposals.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,641,070	714,293	79,732	—

Item 7.01 Regulation FD Disclosure.

As disclosed previously, the Company closed a registered public offering of 3,761,657 Units (“Units”) pursuant to a prospectus dated July 23, 2015. Each Unit consisted of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of $1.24 per share. The Units separated into the Series A Convertible Preferred Stock and Series A Warrants as of January 25, 2016.

From January 25, 2016 to the date of this report, 799,252 shares of Series A Convertible Preferred Stock have been converted and the Company has issued 31,970,080 shares of its common stock to settle these conversions. In addition, 124,445 Series A Warrants have been exercised through the cashless exercise provision in the Series A Warrant resulting in the issuance of 3,143,279 shares of the Company’s common stock. As of the date of this report, there are 45,487,294 shares of the Company’s common stock issued and outstanding.

As of the date of this report, there are 141,163 shares of Series A Convertible Preferred Stock outstanding and 75,108,295 shares of common stock issuable upon full exercise of Series A Warrants outstanding.

The information in this Item 7.01 furnished herewith is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01 Other Events

On February 1, 2016, the Company issued a press release announcing the results of its Special Meeting of Stockholders. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vapor Corp.
99.1	Press release dated February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 2, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vapor Corp.
99.1	Press release dated February 1, 2016